UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
April 21, 2015

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.    Entry into a Material Definitive Agreement.
On April 22, 2015, Invacare Corporation (the “Company”) entered into a First Amendment to Revolving Credit and Security Agreement (the “Amendment”), by and among the Company, the other Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto, and PNC Bank, National Association, as agent for the Lenders, which amended the Revolving Credit and Security Agreement, dated as of January 16, 2015, by and among the Company and the other parties named therein (the “Credit Agreement”).
The Amendment provides for technical amendments to the Credit Agreement, including: (1) revising various provisions of the Credit Agreement to allow the Company to issue letters of credit denominated in foreign currencies other than those originally contemplated under the Credit Agreement; and (2) amending certain covenants in the Credit Agreement to permit the Company (i) to make a single acquisition of assets of a third-party for cash consideration not to exceed $500,000 on or before September 30, 2015 and (ii) to accept surrenders of Company shares by employees to facilitate the payment of tax withholding obligations in connection with employee equity compensation.
The foregoing description of the Amendment is a summary and is qualified in its entirety by reference to the full text of the Amendment, which is attached to this Current Report on Form 8‑K as Exhibit 10.1 and is incorporated by reference into this Item 1.01.
Item 2.02.    Results of Operations and Financial Condition.
On April 23, 2015, the Company issued a press release regarding its financial results for the three months ended March 31, 2015. The press release is furnished herewith as Exhibit 99.1.
The attached press release contains certain non-GAAP financial measures, which are further described therein. In the press release, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 21, 2015, the Company notified John M. Remmers, the Company’s Executive Vice President and General Manager of North America and Global Product Development, of the termination of his employment with the Company, effective as of that date. In accordance with the terms of the Employment Agreement between Mr. Remmers and the Company, dated November 20, 2014 (the “Employment Agreement”), and the other Company executive compensation arrangements in which Mr. Remmers participated, in connection with the termination:

•
Mr. Remmers’ employment with the Company terminated effective April 21, 2015 and, in lieu of the 30 days’ notice contemplated under the Employment Agreement, the Company will pay Mr. Remmers his regular salary during the 30 day period following termination (the “Notice Period”).

•
Mr. Remmers will be entitled to the continuation of his regular salary (which salary is $437,000 annually) for (i) an initial period of nine months following the end of the Notice Period and (ii) if Mr. Remmers has not commenced other employment, for an additional period of up to six months following the initial period, to be determined on a month-to-month basis based upon whether Mr. Remmers has commenced other employment.

•
Mr. Remmers will be entitled to continue his health care benefits coverage after termination by enrolling in COBRA coverage, which will be available at discounted rates for the first six months following termination.

•
All unvested restricted stock and performance shares awarded to Mr. Remmers were immediately forfeited upon his termination. All unvested portions of any stock option awarded to Mr. Remmers terminated and expired as of his termination. Any vested portions of the stock options will remain exercisable for 90 days following termination, to the extent provided in the applicable award agreement.

•
Mr. Remmers’ participation in the Company’s death benefit only insurance plan, and further participation as an active employee under the Company’s retirement benefit plans, ceased as of his termination and he will not be entitled to any additional benefit accruals under the retirement benefit plans.

Under the Employment Agreement, in order for Mr. Remmers to receive the salary continuation payments described in the second bullet above, he must agree, on or before May 21, 2015, to a general release of claims against the Company.
The foregoing summary of certain terms and conditions of the Employment Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10(y) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and which is incorporated by reference into this Item 5.02.
Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1
First Amendment to Revolving Credit and Security Agreement, dated as of April 22, 2015, by and among the Company, the other Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto, and PNC Bank, National Association, as agent for the Lenders.

99.1	Press Release, dated April 23, 2015, regarding financial results for the three months ended March 31, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: April 23, 2015	By:	/s/ Robert K. Gudbranson
	Name:	Robert K. Gudbranson
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

10.1
First Amendment to Revolving Credit and Security Agreement, dated as of April 22, 2015, by and among the Company, the other Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto, and PNC Bank, National Association, as agent for the Lenders.

99.1	Press Release, dated April 23, 2015, regarding financial results for the three months ended March 31, 2015.